UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐ Definitive Information Statement

AGRITEK HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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AGRITEK HOLDINGS, INC.

319 Clematis Street, Suite 1008

West Palm Beach, FL 33401

(561) 249-6511

________________, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On July 1, 2015, the board of directors of Agritek Holdings, Inc. (“Agritek” or the “Company”) authorized an amendment of Agritek’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split, at the discretion of Agritek’s board, to be effected, if at all, prior to September 15, 2015, at a ratio of not less than 1-for-20 and not more than 1-for-100, with the exact ratio, if any, to be determined in the sole discretion of the board, and (ii) increase Agritek’s authorized common stock from 250,000,000 shares to 500,000,000 shares. On July 1, 2015, stockholders holding a majority of our voting power approved these actions. On July 17, 2015, the Agritek board took action by written consent to approve the following actions:

1. 2.

Approve an amendment to Certificate of Incorporation, to increase our authorized common stock from 250,000,000 shares, $0.0001 par value, to 500,000,000 shares, $0.0001 par value (the “Authorized Share Increase Amendment”), and

Approve an amendment to our Certificate of Incorporation to effect a 1-for 50 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split Amendment” and together with the Authorized Share Increase Amendment, the “Amendments”).

Stockholders of record at the close of business on ____, 2015 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendments will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendments will become effective on or about ___________, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

On behalf of the Board of Directors,

/s/ Justin Braune

Chief Executive Officer and Director

_______________, 2015

INFORMATION STATEMENT

_______________, 2015

AGRITEK HOLDINGS, INC.

319 Clematis Street, Suite 1008

West Palm Beach, FL 33401

(561) 249-6511

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about __________, 2015, to the stockholders of record, as of ____, 2015 (the “Record Date”), of Agritek Holdings, Inc., a Delaware corporation (hereinafter referred to as “we,” “us,” “our,” “Agritek” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Delaware law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

On July 1, 2015, the board of directors of Agritek Holdings, Inc. (“Agritek” or the “Company”) authorized an amendment of Agritek’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split, at the discretion of Agritek’s board, to be effected, if at all, prior to September 15, 2015, at a ratio of not less than 1-for-20 and not more than 1-for-100, with the exact ratio, if any, to be determined in the sole discretion of the board, and (ii) increase Agritek’s authorized common stock from 250,000,000 shares to 500,000,000 shares. On July 1, 2015, stockholders holding a majority of our voting power approved these actions. On July 17, 2015, the Agritek board took action by written consent to approve the following actions:

1. 2.

Approve an amendment to Certificate of Incorporation, to increase our authorized common stock from 250,000,000 shares, $0.0001 par value, to 500,000,000 shares, $0.0001 par value (the “Authorized Share Increase Amendment”), and

Approve an amendment to our Certificate of Incorporation to effect a 1-for 50 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split Amendment” and together with the Authorized Share Increase Amendment, the “Amendments”).

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Agritek.

AUTHORIZED SHARE INCREASE AMENDMENT

Our Board approved, subject to stockholder approval, the Authorized Share Increase Amendment, which will have the effect of increasing our authorized common stock from 250,000,000 to 500,000,000 shares. On July 1, 2015, stockholders holding a majority of our voting power approved the Authorized Share Increase Amendment.

PURPOSE AND EFFECT OF THE AUTHORIZED SHARE INCREASE AMENDMENT

As a result of the increase in authorized shares, additional shares of common stock would be available for issuance from time to time as determined by our Board for any proper corporation purpose. The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of common stock authorized by the Authorized Share Increase Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital (which may include a requirement to provide irrevocable reserves of common shares), providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the Authorized Share Increase Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Authorized Share Increase Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Authorized Share Increase Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangement currently contemplated by us that would involve the issuance of common stock to acquire another company or its assets, or for any other corporate purpose stated.

WHEN INCREASE IN AUTHORIZED COMMON STOCK WILL GO INTO EFFECT

The Authorized Share Increase Amendment will become effective on the date that we file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. We intend to file the certificate of amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to our stockholders.

We currently expect to file the certificate of amendment on or about ___________________, 2015.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT

THE REVERSE STOCK SPLIT

GENERAL

On July 1, 2015, our board authorized an amendment of our Certificate of Incorporation to effect a reverse stock split, at the discretion of our board, to be effected, if at all, prior to September 15, 2015, at a ratio of not less than 1-for-20 and not more than 1-for-100, with the exact ratio, if any, to be determined in the sole discretion of the board. On July 1, 2015, stockholders holding a majority of our voting power approved this action. On July 17, 2015, our board took action by written consent to approve the Reverse Stock Split Amendment to effect a 1-for-50 reverse stock split of all of our issued and outstanding shares of common stock. Pursuant to the Reverse Stock Split, each fifty (50) shares of our common stock will be automatically converted, without any further action by the stockholders, into one share of common stock. No fractional shares of common stock will be issued as the result of the reverse stock split. Instead, the Company will issue to the stockholders one additional share of common stock for each fractional share which would otherwise be required to be issued. The Company anticipates that the effective date of the reverse stock split will be __________, 2015.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSES AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of common stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates. Our Board proposed the reverse stock split as one method to attract business opportunities for the Company. Our Board believes that the reverse stock split could increase the stock price of our common stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the reverse stock split, if any, upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the reverse stock split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

The principal effect of the reverse stock split will be a decrease in the number of shares of common stock issued and outstanding from 155,606,558 shares as of July 15, 2015, to approximately 3,112,131 shares. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the reverse stock split results in any of our stockholders holding a fractional share of our common stock. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the reverse stock split, nor does it increase or decrease the market capitalization of the Company. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Also, by decreasing the number of issued and outstanding shares of common stock, more shares of common stock are available for issuance as a result of the reverse stock split. The Board believes that the availability of more shares of common stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of common stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-reverse stock split and post-reverse stock split (the post-split shares of common stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
250,000,000	155,606,558	94,393,442

Post-Reserve Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
500,000,000	3,112,131	496,887,869

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of common stock than you presently own. While we hope that the reverse stock split will result in an increase in the potential stock price of our common stock, we cannot assure you that the reverse stock split will increase the potential stock price of our common stock by a multiple equal to the inverse of the reverse stock split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the possibility exists that potential liquidity in the stock price of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the reverse stock split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the reverse stock split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of common stock.

The reverse stock split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the reverse stock split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reasons for the reverse stock split are to increase the stock price of our common stock and to increase the amount of shares of common stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the reverse stock split will become effective on _______________, 2015, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-reverse stock split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of common stock.

Our transfer agent, Interwest Transfer Company, Inc., will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares of common stock are asked to surrender to the Exchange Agent stock certificates representing pre-reverse stock split shares of common stock in exchange for stock certificates representing post-reverse stock split shares of common stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the certificate of amendment to the Certificate of Incorporation reflecting the reverse stock split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of _____________, 2015, for the reverse stock split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as the result of the reverse stock split. Instead, the Company will issue to the stockholders one additional share of common stock for each fractional share.

ACCOUNTING MATTERS

The reverse stock split will not affect the par value of a share of our common stock. Our capital account would remain unchanged after implementation of the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of the outstanding common stock of the Company as of July 15, 2015 by: (1) each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock; (2) each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K; (3) each of the Company’s directors; and (4) all of the Company’s named executive officers and directors as a group. As of July 15, 2015, there were a total of 155,606,558 shares of common stock and 1,000 shares of Series B Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The Series B Preferred Stock has the right to vote in aggregate, on all shareholder matters, equal to 51% of the total vote. The Series B Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future. The Series B Preferred Stock shall have a right to vote on all matters presented or submitted to the Corporation’s stockholders for approval in pari passu with holders of the Corporation’s common stock, and not as a separate class.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of July 15, 2015 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Common Stock		Series B Preferred Stock
	Number of	Percentage of	Number of	Percentage of
	Shares	Shares	Shares	Shares
Name and Address	Beneficially Owned	Beneficially Owned (1)	Beneficially Owned	Beneficially Owned (1)

Justin Braune 319 Clematis Street, Suite 1008 West Palm Beach, FL. 33401	15,000,000	9.6%	—	—

Barry Hollander 319 Clematis Street, Suite 1008 West Palm Beach, FL. 33401	2,220,382	1.4%	—	—

All directors and executive officers as a group (2 persons)	17,220,387	11.0%	—	—

B. Michael Friedman 319 Clematis Street, Suite 1008 West Palm Beach, FL. 33401	19,026,778	12.2%	1,000	100%

(1)	Based on a total of an aggregate of 155,606,558 shares of common stock outstanding and 1,000 shares of Series B Preferred Stock outstanding.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing Agritek Holdings, Inc., 319 Clematis Street, Suite 1008, West Palm Beach, FL 33401, Attn: Barry Hollander, CFO or telephoning the Company at (561) 249-6511.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 319 Clematis Street, Suite 1008, West Palm Beach, FL 33401, Attn: Barry Hollander, CFO or telephoning the Company at (561) 249-6511.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Agritek Holdings, Inc.

/s/ Justin Braune
Justin Braune
Chief Executive Officer